UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDED CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 17, 2007

PURPLE BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-52450	01-0670370
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

450 East Las Olas Blvd., Suite 830
Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices)

(954) 462-8757
(Issuer Telephone number)

Red Carpet Entertainment, Inc.
400 Corporate Pointe, Suite 300
Culver City, California 90230
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Share Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Share Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Share Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Item 2.01 for a description of the agreement and plan of merger, dated December 12, 2007, among Venture Beverage Company, Inc., Red Carpet Entertainment, Inc., and Purple Acquisition Corp.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 12, 2007, Venture Beverage Company, Inc., a Nevada corporation (“Venture”), Red Carpet Entertainment, Inc., a Nevada corporation (“Red”), and a newly-created, wholly-owned subsidiary of Red, Purple Acquisition Corp., a Nevada corporation (the “Acquisition Subsidiary”), entered into an agreement and plan of merger (the “Merger Agreement”). The transactions contemplated by the Merger Agreement (the “Merger”) closed on December 12, 2007.

Pursuant to the Merger Agreement, Venture merged with and into the Acquisition Subsidiary, with Venture surviving. Immediately thereafter, Venture merged with and into Red, with Red surviving. In connection with the latter merger, Red changed its name to “Purple Beverage Company, Inc.” (“Purple”). As a result of the Merger, the former stockholders of Venture now hold approximately 68% of Red’s outstanding common shares.

Reasons for the Merger and Related Transactions

In reaching its decision to approve the Merger Agreement and the Merger contemplated by such agreement, Red’s Board considered numerous potential benefits and material factors pertaining to the Merger, including the following:

•
the belief that, after reviewing Red’s ongoing financial condition, results of operations and business and earning prospects, and notwithstanding the concerted efforts of Red’s management and Red’s Board to scale its business and increase revenues and profitability, remaining an independent operating company focusing on its remaining businesses was not reasonably likely to create greater value for its stockholders than the prospects presented by the Merger;

•	the belief that the Merger with Venture represented the most favorable alternative reasonably available for its stockholders in the short-term;

•
the belief that the benefits to Red contemplated in connection with the Merger, including the funds to be made available from the December Investors at Closing, are likely to be achieved within a reasonable time frame; and

•	the due diligence and negotiation process undertaken by Red and Venture in connection with the negotiation of the Merger Agreement.

Red’s Board also considered a number of potentially negative factors in reaching its decision to approve the Merger, including the following:

•	the risk that the potential benefits of the Merger may not be realized, in part or at all;

•	the significant costs involved in consummating the Merger and related transactions; and

•	the potential negative effect on Red’s stock price as a result of the public announcement of the consummation of the Merger and related matters.

Additional information in response to this Item 2.01 is keyed to the Item numbers of Form 10-SB. References throughout to “Venture” refer to Venture prior to the Merger. References to “Red” or “our predecessor” refer to Red prior to the Merger. References to the “Company,” “we,” or “our” refer to Purple following the Merger.

PART I

Item 1. Description of Business.

See Forward Looking Statements below.

General

Venture was incorporated in Nevada on May 8, 2007. Our principal place of business is at 450 East Las Olas Blvd., Fort Lauderdale, Florida.

We develop, market, and distribute a unique beverage product. Our business strategy is to develop and market a unique line of beverage brands and products that will be positioned as a “better for you” beverage targeted to the growing category of New Age/Functional beverage consumers. We own the rights to the “Purple” brand, a new functional beverage that contains a high level of anti-oxidants that are found in seven different fruit sources that combine to make our product. We launched Purple in New York City in the summer of 2007.

The new age or alternative beverage category combines non-carbonated, ready-to-drink iced teas, lemonades, juice cocktails, single-serve juices and fruit beverages, ready-to-drink dairy and coffee drinks, energy drinks, sports drinks, and single-serve still water (flavored, unflavored and enhanced) with “new age” beverages, including sodas that are considered natural, sparkling juices and flavored sparkling waters. Management believes that the alternative beverage category is the fastest growing segment of the beverage marketplace. Further, our management believes sales of “better for you” and functional beverages reached approximately $40 billion in the U.S. in 2005 with forecasted sales in 2007 of $46.3 billion, reaching $53.9 billion by 2011.

Management believes that the category-sales increases in 2006 were led by beverages offering health benefits and that consumers have altered a shift in priorities from pure weight management to total health management - a shift that is reflected in slower growth of “lo-cal” and “light” products and increased growth in functional foods and beverages. Management believes that the most successful products were those with a health or functional characteristic, such as energy and sport drinks for their performance-enhancing benefits, or ready-to-drink tea for its antioxidant claims. The market was estimated at $36 billion in 2006, and management projects sales of $60 billion by 2009. Management believes functional products with benefits such as these are positioned for growth: Antioxidants found in tea, dark chocolate, coffee, wine and “superfruits” (pomegranate and acai berries). Management predicts:

•	Future category growth will likely be among functional products offering specific health benefits - for example, heart, health and antioxidant products; and

•	With increased availability and greater consumer demand, functional foods and beverages are at the beginning of a major growth wave in the United States.

While the soft drink business is a $68 billion industry in the United States, the amount of soda sold in the U.S. dropped in 2005 for the first time in recent history, and even diet soda sales slowed. Thus, beverage companies are entering the specialty beverage arena as a way to make up for the slowing carbonated soft drink sales.

Management believes that trends to watch in 2007 include several health and wellness developments such as growth in functional ingredient offerings; a surge in healthy, kid-focused products; and a heightened focus on healthcare marketing among retailers. Management also believes that functional products with benefits such as the following are well-positioned for strong growth in the years 2007 to 2011:

•	Antioxidants found in tea, dark chocolate, coffee, wine and “superfruits” (pomegranate and acai berries);

•	Heart products including plant sterols, soy, whole grain and omega-3;

•	Digestive aids such as prebiotic and probiotic foods - primarily dairy, but increasingly available in non-dairy; and

•	Weight loss using green tea extracts and chromium.

There were 1,007 new specialty beverages offered in 2005, on top of 1,010 in 2004. Juices and functional beverage sales increased 51.1% from 2003 to 2005; coffee and cocoa sales were up 37%; and carbonated, functional, and ready-to-drink tea and coffee beverages jumped 65.7%. Management believes it is clear that a revolution is taking place.

Products

Our proprietary brand portfolio is directed to consumers who prefer new age beverage products to traditional carbonated soft drinks such as Coca-Cola®, Pepsi® and 7-Up®. The new age beverage category is attractive to us because it is a growth segment of the beverage market and we believe that consumers will pay higher prices for these products than carbonated soft drinks.

Our first product is named “Purple,” a functional beverage that contains a high level of anti-oxidants from seven different fruit sources that are combined to make this product. The seven anti-oxidant-rich fruits combined in our unique formula are the natural juices of acai, black cherry, pomegranate, black currant, purple plum, cranberry, and blueberry.

Sales, Marketing and Distribution

Our sales and marketing strategy is to focus our efforts on developing brand awareness and trial through sampling both in stores and at events. We intend to employ a “PUSH” - “PULL” promotional and advertising strategy (as more particularly described below) to build brand awareness, generate trial/sampling purchases and gain distribution of Purple. Our three stage “go-to-market” approach will first educate the consumer about the product through a combination of advertising and public relations initiatives, then make the product readily available with direct and three-tier distribution, and finally implement programs to motivate consumers to buy Purple.

“PUSH,” or “getting the product on the shelf,” provides the programs necessary to gain distribution and secure product placement on retailer’s limited shelves and/or nightclub’s back bar-space. It consists of customer marketing funds designed to support the customer’s best promotional and consumption building vehicles, as well as employee incentive and training programs, while providing materials that clearly communicate Purple’s key brand benefit: “The Most Powerful Antioxidant Beverage on the Planet!” These materials consist of a variety of “communication messages,” including those listed above as well as shelf and cooler signs, neck hangers, window banners, floor displays with header cards, table tents, menu’s, back bar pieces, and logo apparel. We intend to budget approximately 10% of our gross sales as a contribution to these customer marketing funds, as well as provide participation with our distributors; matching funds (i.e., we provide $1.00 per case and the distributor provides $1.00 per case; together, we contribute $2.00 towards the customers’ best promotional vehicles).

“PULL,” or getting the product “off-the-shelf” and into the hands of happy consumers, answers the biggest question posed by buyers: “What are you doing to drive consumers into my store to purchase your product?” Pull programs are designed to entice and educate consumers, while motivating them to sell or purchase our product. Various Pull programs include advertising directed towards the consumer (print, radio, TV, internet, direct mail, etc), instant redeemable or mail-in coupons, mail-in money back rebates, retailer loyalty programs, co-branding with complementary products, and wet sampling events. We will employ all of the above, budgeting an additional 10% to support these programs that reach our targeted audience.

The following are a sample of the creative approaches and tactics we will use to build our brands:

•	Media advertisements (newspaper and magazine) that will be placed with the advice of media buying professionals;

•	Improved electronic presence (enhanced website and e-mail communication);

•	In-store sales promotions;

•	Targeted sponsorship of brand-building events;

•	Corporate events catering, and follow-on marketing, to individuals in attendance;

•	Trade show marketing; and

•	On premise marketing with the Purple Girls.

Seasonality

Sales of ready-to-drink beverages are somewhat seasonal, with the second and third calendar quarters accounting for the highest sales volumes. The volume of sales in the beverage business may be affected by weather conditions. Sales of our beverage products may become increasingly subject to seasonal fluctuations. Quarterly fluctuations may also be affected by other factors, including the introduction of new products, the opening of new markets where temperature fluctuations are more pronounced, the addition of new bottlers and distributors, changes in the mix of sales of our finished products and changes in and/or increased advertising, marketing and promotional expenses.

Research and Development

The new age beverage category growth is largely sustained by the constant addition of new products, brands and brand extensions. An integral part of our strategy is to develop and introduce innovative products and packages. The development time from inception of the concept through product development and testing to the manufacture and sale of the finished product is several months. Not all new ideas survive consumer research. Our research, development, manufacture, and distribution of Purple and other beverage products will be limited by our capital resources.

Manufacturing Process

The principal raw materials used by us are glass bottles and PET plastic bottles, as well as fruit pulp and fruit juice concentrates, the costs and availability of which are subject to fluctuations. Due to the consolidations that have taken place in the glass industry over the past few years, the prices of glass bottles continue to increase. The price of PET plastic bottles increased significantly in 2006 and again in 2007. The prices of fruit pulp concentrates and certain juice concentrates, including apple, increased in 2006 and certain of these ingredients continued to increase in 2007. These increased costs, together with other increased costs, primarily energy, gas and freight, resulted in increases in certain product costs that are ongoing and are expected to continue to exert pressure on our gross margins in the foreseeable future.

We rely on third-party manufacturers to produce our products, using our proprietary formula and flavor ingredients. Chemists continually observe the product-manufacture and production-run and test the finished beverage product and the package integrity.  We obtain the raw materials for the manufacture of our products from several sources and arrange for the direct delivery of these raw materials to the third-party manufacturer, except for acai, which we obtain from a single source. We normally pre-pay for the manufacture and packaging materials. We own the finished inventory that is shipped to warehouses upon completion.

We believe that there are several primary suppliers of all necessary raw materials within the U.S. In addition, we believe that there are many manufacturers in the U.S. that could manufacture our product. We do not anticipate having contracts with any entities or persons committing such suppliers to provide the materials required for the production of our products.

The following are our principal suppliers:

Major Suppliers	Product supplied
Stiebs Pomegranate Products	Acai & Pomegranate Juice
National Fruit & Essences, LLC	Juices: Black Cherry, Black Currant, Purple
King Juice Company, Inc.	Blending & Bottling
MFCI	Re-Packing
Zuckerman Honickman	Glass bottle - 10 oz
Silgan White Cap Americas	Bottle Cap
CL&D Graphics, Inc.	Labels
Green Bay Packaging, Inc.	Cartons and corrigated inserts

Competition

The beverage industry is highly competitive. The principal areas of competition are pricing, packaging, development of new products and flavors, and marketing campaigns. Our product competes with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing, and distribution resources than we do.

Important factors affecting our ability to compete successfully include the taste and flavor of our products; trade and consumer promotions; rapid and effective development of new, unique, cutting-edge products; attractive and different packaging; branded product advertising; and pricing. We also compete for distributors who will concentrate on marketing our products over those of our competitors, provide stable and reliable distribution, and secure adequate shelf-space in retail outlets. Competitive pressures in the alternative, energy, and functional beverage categories could cause our products to be unable to gain market share and we could experience price erosion, which could have a material adverse affect on our business and results.

We compete not only for consumer acceptance, but also for maximum marketing efforts by multi-brand licensed bottlers, brokers and distributors, many of which have a principal affiliation with competing companies and brands. Our product competes with all liquid refreshments and with products of much larger and substantially better-financed competitors, including the products of numerous nationally and internationally known producers such as The Coca-Cola Company, PepsiCo, Inc., Cadbury Schweppes plc, Red Bull Gmbh, Kraft Foods, Inc., Nestle Beverage Company, Tree Top, Inc., and Ocean Spray Cranberries, Inc. We also compete with companies that are smaller or primarily local in operation. Our products also compete with private label brands such as those carried by grocery store chains, convenience store chains and club stores.

To date, our significant competition includes the following companies:

•	Bossa Nova Beverage Group;

•	Fuze Beverage, LLC;

•	POM Wonderful, LLC; and

•	Sambazon, Inc.

Intellectual Property

We rely on common law rights to our trademark “Purple.” The common law rights protect the use of this mark used to identify our product. It is possible that our competitors will adopt product or service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Our inability to protect our trade name will have a material adverse effect on our business, results of operations, and financial condition. We also rely on trade secrets and proprietary know-how and employ various methods to protect our concepts. However, such methods may not afford complete protection, and there can be no assurance that others will not independently develop similar know-how or obtain access to our know-how and concepts. There can be no assurance that we will be able to adequately protect our trade secrets. Third parties may assert infringement claims against us or against third parties upon whom we rely and, in the event of an unfavorable ruling on any claim, we may be unable to obtain a license or similar agreement to use trade secrets that we rely upon to conduct our business.

Regulation

The Food and Drug Administration issues rules and regulations for the beverage industry, including, but not limited to, the labeling and formulary ingredients of beverage products. We are also subject to various state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, and labeling of our product. Compliance with these provisions has not had, and we do not expect such compliance to have, any material adverse effect upon our capital expenditures, net income, or competitive position. Regulatory guidelines, however, are constantly changing, and there can be no assurance that our product and our third-party manufacturers will be able to comply with ongoing government regulations.

Employees

We currently have approximately 15 employees, all of whom are full-time. None of our employees is covered by a collective bargaining agreement, nor are they represented by a labor union. We have not experienced any work stoppages, and we consider relations with our employees to be good.

Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition, and/or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should only purchase our securities if you can afford to suffer the loss of your entire investment.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We have a relatively limited operating history and no history as a public reporting company.  Such limited operating history and the unpredictability of the beverage industry makes it difficult for investors to evaluate our businesses and future operating results. An investor in our securities must consider the risks, uncertainties, and difficulties frequently encountered by companies in new and rapidly evolving markets.  The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

We May Need Additional Financing to Execute Our Business Plan

The revenues from the sale of our beverage products and the projected revenues from these products are not adequate to support our expansion and product development programs.  We will need substantial additional funds to effectuate our business plan; expand our product line; obtain related regulatory approvals; file, prosecute, defend and enforce our intellectual property rights; and produce and market our products.  We will seek additional funds through public or private equity or debt financing, via strategic transactions, and/or from other sources.

There are no assurances that future funding will be available on favorable terms or at all.  If additional funding is not obtained, we will need to reduce, defer or cancel development programs, planned initiatives, or overhead expenditures to the extent necessary.  The failure to fund our capital requirements could have a material adverse effect on our business, financial condition and results of operations.

The lack of any significant market in future periods will adversely affect our ability to increase our revenues and our margins.

A key element to our business model is the expansion of the distribution of our proprietary brand. We face significant competition from other new age beverage companies, the majority of which have greater brand recognition, a longer operating history, and greater financial resources than we do. We cannot assure you that we will ever be successful in developing a meaningful market for our proprietary brand. Our inability to create demand in the marketplace for our proprietary product will prevent us, in future periods, from both increasing our revenues from sales attributable to our proprietary product as well as increasing our margins on our sales.

Increased competition could hurt our business.

The beverage industry is highly competitive.  The principal areas of competition are pricing, packaging, development of new products and flavors, and marketing campaigns.  Our products compete with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing, and distribution resources than we do.

Important factors affecting our ability to compete successfully include the taste and flavor of products; trade and consumer promotions; rapid and effective development of new, unique cutting-edge products; attractive and different packaging; branded product advertising; and pricing.  Our product competes with all liquid refreshments and with products of much larger and substantially better financed competitors, including the products of numerous nationally and internationally known producers such as The Coca-Cola Company, PepsiCo Inc., Cadbury Schweppes plc, Red Bull Gmbh, Kraft Foods Inc., Nestle Beverage Company, Tree Top, Inc., and Ocean Spray Cranberries, Inc.  We also compete with companies that are smaller or primarily local in operation and with private label brands such as those carried by grocery store chains, convenience store chains, and club stores.  There can be no assurance that we will not encounter difficulties in maintaining our current revenues or market share or position due to competition in the beverage industry.  If our revenues decline, our business, financial condition, and results of operations could be adversely affected.

Change in consumer preferences may reduce demand for our product.

Consumers are seeking greater variety in their beverages. Our future success will depend, in part, upon our continued ability to develop and introduce different and innovative beverages.  In order to retain and expand our market share, we must continue to develop and introduce different and innovative beverages and be competitive in the areas of quality and health, although there can be no assurance of our ability to do so. There is no assurance that consumers will continue to purchase our product in the future.  Additionally, our product is considered a premium product, and to maintain market share during recessionary periods, we may have to reduce profit margins which would adversely affect our results of operations.  Product lifecycles for our beverage brand and/or product and/or packages may be limited to a few years before consumers’ preferences change.  The beverage industry is subject to changing consumer preferences, and shifts in consumer preferences may adversely affect us if we misjudge such preferences.  We may be unable to achieve volume growth through product and packaging initiatives.  We also may be unable to penetrate new markets. If our revenues decline, our business, financial condition, and results of operations will be adversely affected.

There is increasing awareness and concern for the health consequences of obesity.  This may reduce demand for our non-diet beverages, which could affect our profitability.

We rely on bottlers and other contract packers to manufacture our products. If we are unable to maintain good relationships with our bottlers and contract packers and/or their ability to manufacture our products becomes constrained or unavailable to us, our business could suffer.

We do not directly manufacture our product, but instead outsource such manufacturing to bottlers and other contract packers.  Although our production arrangements are generally of short duration or are terminable upon request, in the event of a disruption or delay, we may be unable to procure alternative packing facilities at commercially reasonable rates and/or within a reasonably short time period.  In addition, there are limited packing facilities in the United States with adequate capacity and/or suitable equipment for our product.

Increases in cost or shortages of raw materials or increases in costs of co-packing could harm our business.

The principal raw materials used by us are glass bottles and PET plastic bottles, as well as fruit pulp and fruit juice concentrates, the costs and availability of which are subject to fluctuations.  Due to the consolidations that have taken place in the glass industry over the past few years, the prices of glass bottles continue to increase.  The price of PET plastic bottles increased significantly in 2006 and again in 2007. The prices of fruit pulp and certain juice concentrates, including apple, increased in 2006 and certain of these ingredients continued to increase in 2007.  These increased costs, together with increased costs primarily of energy, gas and freight, resulted in increases in our product costs, which are ongoing and are expected to continue to exert pressure on our gross margins in 2007.  In addition, certain of our co-pack arrangements allow such co-packers to increase their charges based on certain of their own cost increases.  We are uncertain whether the prices of any of the above or any other raw materials or ingredients will continue to rise in the future and whether we will be able to pass any of such increases on to our customers.

We may not accurately estimate the demand for our products, as our ability to do so may be imprecise, particularly since Purple is a new product, and may be less precise during periods of rapid growth, particularly in new markets.  If we materially underestimate the demand for our product or are unable to secure sufficient ingredients or raw materials including, but not limited to, PET plastic bottles, glass bottles, labels, fruit pulp concentrates, fruit juice concentrates or packing arrangements, we might not be able to satisfy the demand on a short-term basis.  Moreover, industry-wide shortages of certain fruit-pulp and fruit-juice concentrates have been and could, from time to time in the future, be experienced, which could interfere with and/or delay production of our product and could have a material adverse effect on our business and financial results.  We do not use hedging agreements or alternative instruments to manage this risk.

The costs of packaging supplies are subject to price increases from time to time and we may be unable to pass all or some of such increased costs on to our customers.

The majority of our packaging supplies contracts allow our suppliers to alter the costs they charge us for packaging supplies based on changes in the costs of the underlying commodities that are used to produce those packaging supplies, such as resin for PET bottles, aluminum for cans, and pulp for cartons and/or trays.  These changes in the prices we pay for our packaging supplies occur at certain predetermined times that vary by product and supplier.  Accordingly, we bear the risk of increases in the costs of these packaging supplies, including the underlying costs of the commodities that comprise these packaging supplies. We do not use derivative instruments to manage this risk.  If the costs of these packaging supplies increase, we may be unable to pass these costs along to our customers through corresponding adjustments to the prices we charge, which could have a material adverse effect on our results of operations.

We rely upon our on-going relationships with our key concentrate suppliers.  If we are unable to source our concentrates on acceptable terms from our key suppliers, we could suffer disruptions to our business.

We do not have certain of our concentrates readily available to us, and we may be unable to obtain these concentrates from alternative suppliers on short notice. Industry-wide shortages of certain fruit-pulp and juice concentrates have been and could be, from time to time in the future, experienced, which could interfere with and/or delay production of our product.  If we have to replace a concentrate supplier, we could experience temporary disruptions in our ability to deliver our product to our customers, which could have a material adverse effect on our results of operations.

Our intellectual property rights are critical to our success; the loss of such rights could materially adversely affect our business.

We own trademarks that are very important to our business.  We regard our trademarks, or similar intellectual property, as critical to our success and attempt to protect such property with registered and common law trademarks, restrictions on disclosure, and other actions to prevent infringement.  Product packages, mechanical designs, and artwork are important to our success, and we take action to protect against imitation of our packaging and trade dress and to protect our trademarks as necessary.  However, there can be no assurance that other third-parties will not infringe or misappropriate our trademarks and similar proprietary rights.  If we lose some or all of our intellectual property rights, our business may be materially adversely affected.

Significant changes in government regulation may hinder sales.

The production, distribution and sale in the United States of our products is subject to the Federal Food, Drug and Cosmetic Act and various other federal, state, and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, labeling, and ingredients of our product. New statutes and regulations may also be instituted in the future. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or our product may have to be recalled and/or reformulated and/or repackaged, thus adversely affecting our financial condition and operations.

If we are unable to maintain brand image or product quality, or if we encounter product recalls, our business may suffer.

Our success depends on our ability to build and maintain brand image for our products. We have no assurance that our advertising, marketing, and promotional programs will have the desired impact on our products’ brand image and on consumer preferences.  Product quality issues, real or imagined, or allegations of product contamination, even if fake or unfounded, could tarnish the image of the affected brand and may cause consumers to choose other products.  We may be required from time to time to recall products entirely or from specific co-packers, markets, or batches.  Product recalls could adversely affect our profitability and our brand image.  We do not maintain recall insurance at this time.

While we have to-date not experienced any credible product liability litigation, there is no assurance that we will not experience such litigation in the future.  In the event we were to experience product liability claims or a product recall, our financial condition and business operations could be materially adversely affected.

If we do not maintain sufficient inventory levels or if we are unable to deliver our products to our customers in sufficient quantities, or if our retailer’s inventory levels are too high, our operating results will be adversely affected.

If we do not accurately anticipate the future demand for a particular product or the time it will take to obtain new inventory, our inventory levels will not be appropriate and our results of operations may be negatively impacted.  If we fail to meet our delivery schedules, we could damage our relationships with distributors and/or retailers, increase our shipping costs or cause sales opportunities to be delayed or lost. In order to be able to deliver our products on a timely basis, we need to maintain adequate inventory levels of the desired products.  If the inventory of our products held by our distributors and/or retailers is too high, they will not place orders for additional products, which would unfavorably impact our future sales and adversely affect our operating results.

If we are not able to retain the full-time services of senior management, there may be an adverse effect on our operations and/or our operating performance until we find suitable replacements.

Our business is dependent, to a large extent, upon the services of our senior management.  We do not maintain key person life insurance for any members of our senior management at this time.  We currently have an employment agreement with Mr. Farnsworth, which has a three-year term.  The loss of services of this person or any other key members of our senior management could adversely affect our business until suitable replacements can be found.  There may be a limited number of personnel with the requisite skills to serve in these positions, and we may be unable to locate or employ such qualified personnel on acceptable terms.

Weather could adversely affect our supply chain and demand for our products.

With regard to fruit juice and natural flavors, the beverage industry is subject to variability of weather conditions, which may result in higher prices and/or the non-availability of any of such items.  Sales of our products may also be influenced to some extent by weather conditions in the markets in which we operate.  Weather conditions may influence consumer demand for certain of our beverages, which could have an adverse effect on our results of operations.

Potential changes in accounting practices and/or taxation may adversely affect our financial results.

We cannot predict the impact that future changes in accounting standards or practices may have on our financial results. New accounting standards could be issued that could change the way we record revenues, expenses, assets, and liabilities.  These changes in accounting standards could adversely affect our reported earnings.  Increases in direct and indirect income tax rates could affect after-tax income.   Equally, increases in indirect taxes (including environmental taxes pertaining to the disposal of beverage containers) could affect our products’ affordability and reduce our sales.

Volatility of stock price may restrict sale opportunities.

Our stock price is affected by a number of factors, including stockholder expectations, financial results, the introduction of new products by us and our competitors, general economic and market conditions, estimates and projections by the investment community and public comments by other persons, and many other factors, many of which are beyond our control.  We may be unable to achieve analysts’ earnings forecasts, which may be based on projected volumes and sales of many product types and/or new products, certain of which are more profitable than others.  There can be no assurance that we will achieve projected levels or mixes of product sales. As a result, our stock price is subject to significant volatility and stockholders may not be able to sell our stock at attractive prices.

Our cash flow may not be sufficient to fund our long-term goals.

We may be unable to generate sufficient cash flow to support our capital expenditure plans and general operating activities.  In addition, the terms and/or availability of our credit facility and/or the activities of our creditors could affect the financing of our future growth.

We rely on distributors to sell our products. Any delays in delivery or poor handling by distributors and third-party transport operators may affect our sales and damage our reputation.

We rely on distributors for the distribution of our product. The distribution service provided by these distributors could be suspended and could cause interruption to the supply of our product to retailers in the case of unforeseen events. Delivery disruptions may occur for various reasons beyond our control, including poor handling by distributors or third-party transport operators, transportation bottlenecks, natural disasters and labor strikes, and could lead to delayed or lost transportation seasons. Poor handing by distributors and third-party transport operators could also result in damage to our products. If our products are not delivered to retailers on time, or are delivered damaged, we could lose business and our reputation could be harmed.

Our results of operations may fluctuate due to seasonality.

Our sales are subject to seasonality. For example, we typically experience higher sales in summer time in coastal cities while the sales remain constant throughout the entire year in some inland cities. In general, we believe our sales will be higher in the second and third quarter of the year when the weather is hot and dry, and lower in the fourth and first quarter of the year when the weather is cold and wet. Sales peak during the months from June to September. Sales can also fluctuate during the course of a financial year for a number of other reasons, including weather conditions and the timing of advertising and promotional campaigns. As a result of these reasons, our operating results may fluctuate. In addition, the seasonality of our results may be affected by other unforeseen circumstances, such as production interruptions. Due to these fluctuations, comparison of sales and operating results between the same periods within a single year, or between different periods in different financial years, are not necessarily meaningful and should not be relied on as indicators of our performance.

We are subject to the reporting requirements of federal securities laws, which will be expensive.

We are a public reporting company in the U.S. and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained a privately-held company. In addition, we will incur substantial expenses in connection with the preparation of the registration statement and related documents with respect to the registration of resales of the shares and the reporting of the Merger.

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time consuming, difficult and costly.

It will be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley after the Merger. We will need to hire additional financial reporting, internal control, and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley’s internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

Our inability to diversify our operations may subject us to economic fluctuations within our industry.

Our limited financial resources reduce the likelihood that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one business area will subject us to economic fluctuations within the beverage industry and therefore increase the risks associated with our operations.

We may not be able to achieve the benefits we expect to result from the Merger.

On December 12, 2007, we entered into the Merger Agreement and closed the Merger. We may not realize the benefits that we presently hope to receive as a result of the Merger, which includes:

•	access to the capital markets of the United States;

•	the increased market liquidity expected to result from the Merger;

•	the ability to use registered securities to make acquisition of assets or businesses;

•	increased visibility in the financial community;

•	enhanced access to the capital markets;

•	improved transparency of operations; and

•	perceived credibility and enhanced corporate image of being a publicly traded company.

There can be no assurance that any of the anticipated benefits of the Merger will be realized in respect to our business operations. In addition, the attention and effort devoted to achieving the benefits of the Merger and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from other important issues, which could materially and adversely affect our operating results or stock price in the future.

Upon closing of the Merger, we will operate as a public company subject to evolving corporate governance and public disclosure regulations that may result in additional expenses and continuing uncertainty regarding the application of such regulations.

Changing laws, regulations, and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related rules and regulations, are creating uncertainty for public companies. We are presently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional compliance costs we may incur or the timing of such costs. These new or changed laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by courts and regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Maintaining appropriate standards of corporate governance and public disclosure may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In addition, if we fail to comply with new or changed laws, regulations, and standards, regulatory authorities may initiate legal proceedings against us and our business and our reputation may be harmed.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Following the Merger, our shares may have limited liquidity.

Following the Merger, a substantial portion of our shares of common stock will be subject to registration, and will be closely held by certain insider investors. Consequently, the public float for the shares may be highly limited. As a result, should you wish to sell your shares into the open market you may encounter difficulty selling large blocks of your shares or obtaining a suitable price at which to sell your shares.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the Over-The-Counter Bulletin Board, where our shares of common stock will be quoted, generally have been very volatile and have experienced sharp share-price and trading-volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

•	variations in our operating results;

•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

•	changes in operating and stock price performance of other companies in our industry;

•	additions or departures of key personnel; and

•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, following initial public offerings, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been initiated.

Upon the closing  of the Merger, our officer and director will own a substantial portion of our outstanding common stock, which will enable him to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our stockholders.

Upon the closing of the Merger, our designated director and executive officer, Mr. Farnsworth, will control approximately 32% of our outstanding shares of common stock. Such stockholder could have a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions. This control could delay, defer, or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us. This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our common stock.

If we fail to maintain the adequacy of our internal controls, our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act could be impaired, which could cause our stock price to decrease substantially.

Since, prior to the Merger, Venture operated as a private company without public reporting obligations, and it had committed limited personnel and resources to the development of the external reporting and compliance obligations that would be required of a public company. Recently, we have taken measures to address and improve our financial reporting and compliance capabilities and we are in the process of instituting changes to satisfy our obligations in connection with joining a public company, when and as such requirements become applicable to us. Prior to taking these measures, we did not believe we had the resources and capabilities to do so. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems, or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

Our common shares may be thinly-traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

The Company cannot predict the extent to which an active public market for its common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may be particularly volatile given our status as a relatively small company with a presumably small and thinly-traded “float” and lack of current revenues that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our common shares may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through pre-arranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission (“SEC”). Penny stocks generally are equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Past activities of our and our affiliates may lead to future liability for us.

Prior to our entry into the Merger Agreement, Red engaged in businesses unrelated to those of Venture. Although the Red’s stockholders are providing certain indemnifications against any loss, liability, claim, damage or expense arising out of or based on any breach of or inaccuracy in any of their representations and warranties made regarding such acquisition, any liabilities relating to such prior business against which we are not completely indemnified may have a material adverse effect on our company.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the near future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

SELECTED FINANCIAL DATA

You should read the summary financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition or Plan of Operations” and Venture’s financial statements and the related notes included elsewhere in this report. We derived the financial data for the period from May 8, 2007 (Inception) to September 30, 2007 from Venture’s audited financial statements included in this report. The historical results are not necessarily indicative of the results to be expected for any future period.

For the Period from May 8, 2007 to September 30, 2007
Net sales	$111,343

Cost of Sales	96,689

Gross Profit	14,654

Operating expenses	831,328

Loss from operations	816,674

Other income (expense)	(196,364)

Net Loss	$(1,013,038)

As of September 30, 2007
Balance Sheet Data:
Cash and Cash Equivalents	$69,890
Total Assets	324,751
Total Liabilities	651,324
Total Stockholders’ deficiency	$(326,573)

Footnotes

The transaction contemplated under the Merger Agreement is deemed to be a reverse acquisition, where Red (the legal acquirer) is considered the accounting acquiree and Venture (the legal acquiree) is considered the accounting acquirer. The assets and liabilities will be transferred at their historical cost with the capital structure of Red. Red is deemed a continuation of the business of Venture, and the historical financial statements of Venture will become the historical financial statements of Red; therefore, the pro forma financial information of Red will not be presented in this report.

Item 2. Managements Discussion and Analysis of Plan of Operation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion should be read in conjunction with the financial information included elsewhere in this Form 8-K/A, including the Company’s audited financial statements for the period ending September 30, 2007, and related notes. Because of the reverse acquisition, the following discussion relates to the separate financial statements of Venture, and reference to the “Company” and to “we,” “our,” and similar words refer to Venture.

Forward Looking Statements

This Current Report on Form 8-K/A contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current management’s expectations. These statements may be identified by their use of words like “plans,” “expect,” “aim,” “believe,” “projects,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” and other expressions that indicate future events and trends. All statements that address expectations or projections about the future, including statements about our business strategy, expenditures, and financial results are forward-looking statements. Our management believes that the expectations reflected in such forward-looking statements are accurate. However, management cannot assure you that such expectations will occur.

Actual results could differ materially from those in the forward looking statements due to a number of uncertainties including, but not limited to, those discussed in this section. Factors that could cause future results to differ from these expectations include general economic conditions, further changes in our business direction or strategy; competitive factors, oil and gas exploration uncertainties, and an inability to attract, develop, or retain technical, consulting, managerial, agents, or independent contractors. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives requires the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and management assumes no obligation to update any such forward-looking statements. You should not unduly rely on these forward-looking statements, which speak only as of the date of this Current Report. Except as required by law, management is not obligated to release publicly any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of unanticipated events.

Overview of Venture

Venture is engaged in the development, marketing, and distribution of a unique line of beverage brands and products. Venture was incorporated under the laws of the State of Nevada on May 8, 2007.

As a result of the Merger, Venture was deemed to be the acquirer for accounting purposes. Accordingly, the financial statement data presented are those of Venture for all periods.

Critical Accounting Policies and Estimates

While our significant accounting policies are more fully described in Note 1 to our financial statements, below, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Use of Estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, revenues, and expenses for the period then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, stock-based compensation, valuation of debt discounts, and useful life of property and equipment.

Accounts Receivable

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Inventories

Inventories are stated at the lower of cost or market utilizing the first-in, first-out method and consist of raw materials related to the Company’s products. The Company writes down inventory for estimated obsolescence or unmarketable inventory based upon assumptions and estimates about future demand and market conditions. If actual market conditions are less favorable than those projected by the Company, additional inventory write-downs may be required.

Property and Equipment

Property and equipment are carried at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Revenue Recognition

The Company follows the guidance of the SEC’s Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

The following policies reflect specific criteria for the revenue stream of the Company: The Company generates revenue from the sale of its beverage products. Revenues from the sale of these items are recognized upon delivery of the product to the customer. Consideration given by the Company to a customer (including a reseller of the Company’s products) such as slotting fees is accounted for as a reduction of revenue when recognized in the Company’s income statement.

Stock Based Compensation

The Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“SFAS No. 123R”). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognized the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements. For the period from May 8, 2007 (Inception) to September 30, 2007, the Company did not grant any stock options.

Non-Employee Stock-Based Compensation

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue (“EITF”) 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”).

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company’s financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosures using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a Company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have an impact on the Company’s financial statements.

In December 2006, FASB Staff Position No. EITF 00-19-2, “Accounting for Registration Payment Arrangements” (“FSP”), was issued. The FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.” The Company believes that its current accounting is consistent with the FSP.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115” (“SFAS 159”), under which entities will now be permitted to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 157. The Company is currently assessing the impact, if any, the adoption of SFAS 159 will have on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Results of Operations

Our business began on May 8, 2007. Accordingly, no comparisons exist for the prior period.

Sales

Our sales during the period from May 8, 2007 (inception) to September 30, 2007 amounted to $111,343 and comprise revenues related to the sale of our beverage product “Purple”. Although we recognized sales during the period from May 8, 2007 to September 30, 2007, there could be no assurances that we will continue to recognize similar revenues in the future.

Cost of Sales

The cost of sales during the period from May 8, 2007 to September 30, 2007 amounted to $96,689. Our cost of sales includes the manufacturing costs of our proprietary brand and along with warehouse and distribution costs. The cost of sales as a percentage of sales was approximately 87% for the period ended September 30, 2007. We anticipate that our cost of sales will decrease and related gross profit margins will increase in the future.

Operating Expenses

Total operating expenses for the period from May 8, 2007 to September 30, 2007 were $831,328 and consisted of the following:

Compensation Expense	$8,717
Advertising and marketing	184,846
Professional fees	65,023
Consulting fees	380,676
Other selling, general and administrative	192,066

Total	$831,328

* compensation during the period from May 8, 2007 to September 30, 2007 amounted to $8,717 and was attributable to stock based expenses for shares issued to our founder and employees. We anticipate that the compensation expense will increase in the future.

* Advertising and marketing expenses during the period from May 8, 2007 to September 30, 2007 amounted to $184,846 and represent our brand development and promotional expenses for our proprietary brand. These expenses include promotional spending at point of sale. We anticipate that our advertising and marketing expenses will continue to increase in the future, subject to our ability to generate working capital.

* professional fees during the period from May 8, 2007 to September 30, 2007 amounted to $65,023. This item represents both accounting and legal fees. We anticipate that our professional fees will continue to increase in the future.

* consulting fees during the period from May 8, 2007 to September 30, 2007 amounted to $380,676 and was primarily attributable to expenses related to financial advisory and public relations services. We anticipate that consulting fees will increase in the future.

* Other selling, general and administrative expenses include rent expense, travel expense, office expenses and supplies, telephone and communications, and other expenses. For the period from May 8, 2007 to September 30, 2007, other selling, general and administrative expenses amounted to $192,066. We anticipate that these expenses will increase in the future.

Loss From Operations

We reported a loss from operations of $816,674 for the period from May 8, 2007 to September 30, 2007.

Other Expense

For the period from May 8, 2007 to September 30, 2007, interest expense amounted to $196,364 and was attributable to amortization of the debt discount in connection with the 12% notes payable, which amounted to approximately $170,692. Additionally, we recognized accrued interest on the 12% notes payable which amounted to $25,672 as of September 30, 2007.

Net Loss

As a result of these factors, we reported a net loss of $1,013,038 for the period from May 8, 2007 to September 30, 2007. This translates to basic and diluted net loss per common share of $0.09 for the period from May 8, 2007 to September 30, 2007.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At September 30, 2007, we had a cash balance of $69,890. Our working capital deficit was $336,805 at September 30, 2007. We have been funding our operation though the sale of our common stock, and, additionally, we borrowed $750,000 for working capital purposes. Our balance sheet at September 30, 2007 reflects notes payable (net of debt discount of $155,228) amounting to $594,772, which mature on the earlier of December 29, 2007, or on the date of initial closing of subsequent financing of equity or debt securities with gross proceeds exceeding $2,500,000. These loans bear annual interest at 12% and are unsecured by all of our assets.

Net cash flows used in operating activities for the period ended September 30, 2007 amounted to $1,018,773 and was primarily attributable to our net losses of $1,013,038, offset by stock based compensation and consulting of $10,545, depreciation of $1,105, amortization of debt discount of $170,692, and add-back of changes in assets and liabilities of $188,077. Net cash flows used in investing activities for the period ended September 30, 2007, amounted to $11,337 and was primarily attributable to purchase of property and equipment. Net cash flows provided by financing activities was $1,100,000 for the period ended September 30, 2007. For the period from May 8, 2007 (Inception) to September 30, 2007, we received proceeds from the sale of common stock of $350,000 and proceeds from notes payable of $750,000.

We reported a net increase in cash for the period ended September 30, 2007 of $69,890. At September 30, 2007, we had cash on hand of $69,890. We currently have no material commitments for capital expenditures. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not presently have any firm commitments for any additional capital and our financial condition may make our ability to secure this capital difficult. There are no assurances that we will be able to continue our business, and we may be forced to cease operations if we do not raise significant additional working capital in which event investors could lose their entire investment in our Company.

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following tables summarize our contractual obligations as of September 30, 2007, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	3-5 Years	5 Years +

Contractual Obligations :
Short term loans	$750,000	750,000	—	—	—
Operating Leases	$—	—	—	—	—
Purchase Obligations	$—	—	—	—	—
Total Contractual Obligations:	$750,000	750,000	—	—	—

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements at September 30, 2007.

Related Party Transactions

For a description of our related party transactions, please see the section of this Current Report entitled “Certain Relationships and Related Transactions.”

Item 3. Description of Property.

As of September 30, 2007, we did not own any interests in real estate. We lease approximately 2,640 square feet in Ft. Lauderdale, Florida, consisting of office space, on a month-to-month basis. We believe that our facilities are adequate for our needs.

Item 4. Security Ownership of Certain Beneficial Owner and Management.

The following table sets forth certain information regarding the shares of common stock beneficially owned or deemed to be beneficially owned as of December 12, 2007 by (i) each person whom we know beneficially owns more than 5% of our common stock, (ii) each of our directors and those persons who will become our director on December 22, 2007, (iii) our Chief Executive Officer, and (iv) all of our directors and executive officers as a group.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the beneficial owners named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of December 12, 2007. We did not deem those shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner and Address (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Theodore Farnsworth (3)	22,950,493	38.07%
All Executive Officers and Directors as a Group (__ persons)	22,950,493	38.07%

(1)	The address is 450 East Las Olas Blvd., Suite 830, Fort Lauderdale, Florida 33301.

(2)	Based on 54,885,760 common shares issued and outstanding as of December 12, 2007.

(3)
Including 5,405,000 options to exercise the same amount of common stock. Mr. Farnsworth’s shares and options are subject to a two-year “lock-up” in favor of the December Investors, which lock-up expires on December 12, 2009. See “Description of Securities” below for more information.

Item 5. Directors and Executive Officers, Promoters and Control Persons.

Appointment of New Officers and Directors

The following table sets forth the names, ages and principal positions of our executive officers and directors as of December 12, 2007, as well as that person who will become our director on December 22, 2007:

Name	Age	Positions held:
Theodore Farnsworth	45	Designated Director, Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer

Christopher Johnson	34	Director

Biographical Information

Theodore Farnsworth is our Founder. He previously served as Chairman of XStream Beverage Network, Inc. from September 2001 to October 2007 and as its Chief Executive Officer from November 2004 to November 2007. Prior to that, from April 1998 to March 2001, he served as Chairman and Founder of Farmbid.com, an agricultural Internet portal site. From May 1997 to March 1998, he was President of Fontal Restaurant Group, Inc., parent of Burrito Grill restaurants.

Chris Johnson has been Red’s President and Secretary since June 2006 and one of its directors since its inception. From 2002 to June 2005, Mr. Johnson also served as Red’s President and Secretary. From 2004 to the present, Mr. Johnson has been the senior account manager at Smart Modular Technologies, which is a manufacturer of flash media and computer memory products. Mr. Johnson is responsible for marketing and sales to large corporation accounts. From 2000 to 2004, Mr. Johnson was employed by ADP as a Major Accounts District Manager responsible for covering Greater Los Angeles area. Prior to that, from 1997 to 2000, Mr. Johnson worked at SimpleTech, Inc., as a Territory Sales Manager, where his promotional work was performed in several different vertical markets, such as government, aerospace, e-commerce and retail. From 1996 to 1997, Mr. Johnson was a Sales Field Manager for Miller Brewing Company; and from 1994 to 1996, he was employed by Inter Play Productions in Marketing.

There are no family relationships among our directors or among our executive officers.

Our Board of Directors does not have an Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee because, due to the Board’s composition and our relatively limited operations, we are able to effectively manage the issues normally considered by such committees. Our new Board of Directors may undertake a review of the need for these committees.

Security holders may send communications to our board of directors by writing to 450 East Las Olas Blvd., Suite 830, Fort Lauderdale, FL 33301, attention Board of Directors or any specified director. Any correspondence received at the foregoing address to the attention of one or more directors is promptly forwarded to such director or other directors.

Item 6. Executive Compensation

The following executive compensation disclosure reflects all compensation for the period ended September 30, 2007 received by Venture’s principal executive officer, principal financial officer, and most highly compensated executive officers. We refer to these individuals in this Current Report as “named executive officers.”

Summary Compensation

The following table reflects all compensation awarded to, earned by or paid to our named executive officers for Venture’s for the period ended September 30, 2007:

Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Comp ($)	Nonqualified Deferred Comp Earnings ($)	All Other Comp ($)	Total ($)
Theodore Farnsworth, Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer, Director	2007	-	-	-	-	-	-	-	-

We did not grant any options during the last fiscal year. On December 10, 2007, Venture’s Board of Directors adopted the Venture 2007 Incentive Plan (“Venture Plan”), pursuant to which stock options and other equity-based awards may be made to its directors, officers, employees, consultants, and third-party service providers. As a result of the Merger, the Venture Plan became our stock option plan.

Our directors will not be compensated, and our directors have not been paid any compensation in the past.

In connection with Theodore Farnsworth’s appointment as our President and Chief Executive Officer, we entered into a three-year employment agreement with Mr. Farnsworth on December 12, 2007. The employment agreement provides for Mr. Farnsworth to receive the following:

• Term: 3 years, with evergreen clause;

• Initial base salary of $225,000;

• Monthly bonus equal to a percentage of the net invoice price for all sales, at wholesale or retail, of the Company’s anti-oxidant bottled beverages during such month, on a cash (rather than accrual) basis;

• Participation in employee medical, health, pension, welfare and insurance benefit plans as maintained by the Company from time to time for the general benefit of its executive employees, as well as all other benefits and perquisites as are made generally available to the Company’s executive employees;

• At least three weeks annual vacation; and

• Monthly car allowance of $800 per month.

If Mr. Farnsworth’s employment is terminated by the Company without cause (as defined in the agreement), or by Mr. Farnsworth with good reason by providing written notice to the Company prior to the date of resignation:

• Mr. Farnsworth will receive payment of his base salary through and including the date of termination, payment of any earned but unpaid bonus for the prior fiscal year, payment for all accrued but unused vacation time existing as of the date of termination, and reimbursement of business expenses incurred prior to the date of termination;

• Mr. Farnsworth will be eligible to receive a severance payment, provided he signs a general release of all claims in a form approved by the Board of Directors; and

• Mr. Farnsworth will receive maximum golden parachute-type payments.

If Mr. Farnsworth’s employment is terminated by the Company with cause (as defined in the agreement), or by Mr. Farnsworth without good reason by providing written notice to the Company prior to the date of resignation:

• Mr. Farnsworth will receive payment of his base salary through and including the date of termination, payment of any earned but unpaid bonus for the prior fiscal year, payment for all accrued but unused vacation time existing as of the date of termination, and reimbursement of business expenses incurred prior to the date of termination; and

• Mr. Farnsworth may continue to participate in the Company’s employee benefit plans to the extent permitted by and in accordance with the terms thereof or as otherwise required by law.

If there is a change of control (as defined in the agreement) during the term of Mr. Farnsworth’s employment with the Company, he will receive the maximum allowed under law.

In the event that Mr. Farnsworth’s employment terminates for reason of death or permanent disability (as defined in the agreement), Mr. Farnsworth, his beneficiary or estate shall be entitled to receive the payments that would have been payable to Mr. Farnsworth under a termination without cause as of the date of death or the date as of which the Company determines in its sole discretion that Mr. Farnsworth had become permanently disabled.

Item 7. Certain Relationships and Related Transactions.

There are no material relationships between the Company and the current director and executive officers or any of the persons expected to become directors or executive officers of the Company other than the transactions and relationships described below, or contemplated in the Merger Agreement.

Venture leased its office space from a company owned by its chief executive officer for approximately $43,000 during the period from May 8, 2007 (Inception) to September 30, 2007, and does not owe any amount to such related party at November 30, 2007. We will continue to lease such space.

Upon the closing of the Merger (the “Closing”), Christopher Johnson, a director and former officer of Red, and Lissa Johnson sold their interest in Red in exchange for $60,000 in cash and all the historical operating assets of Red prior to the closing of the Merger.

Effective ten days after the Schedule 14f-1 is mailed to our stockholders, we will not have any independent directors. The determination of independence of directors has been made using the definition of “independent director” contained under Rule 4200(a)(15) of the Rules of National Association of Securities Dealers.

Item 8. Description of Securities.

Our authorized capital stock consists of 412,500,000 common shares, par value $.001 per share. On December 12, 2007, there were 54,885,760 common shares issued and outstanding.

Under our Amended and Restated Articles of Incorporation, our common shares are identical in all respects, and each share entitles the holder to the same rights and privileges as are enjoyed by other holders and is subject to the same qualifications, limitations and restrictions as apply to other shares.

Our common stock is the only class of voting securities issued and outstanding. Holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our common shares do not have cumulative voting rights.

The holders of our common shares are entitled to dividends when and if declared by our Board of Directors from legally available funds. The holders of our common shares are also entitled to share pro rata in any distribution to stockholders upon our liquidation or dissolution.

The 20 holders of 26,395,452 shares of our Common Stock, including the 17,545,493 shares owned by Mr. Farnsworth, are subject to a two-year “lock-up” in favor of the “December Investors,” which lock-up expires on December 12, 2009. During such two-year period, without the prior written consent of the Company, which may be withheld, delayed, or denied for any reason or for no reason, the holders of such shares are precluded from selling, transferring, or otherwise disposing of any of such shares.

The 26 holders of 7,812,477 shares of our Common Stock are subject to a two-year “lock-up” in favor of the “December Investors,” which lock-up expires on December 12, 2009. During such two-year period, without the prior written consent of the Company, which may be withheld, delayed, or denied for any reason or for no reason, the holders of such shares are precluded from selling, transferring, or otherwise disposing of any of such shares. The Company has covenanted with the December Investors that it will not grant such written consent during such first year. Notwithstanding the term of such lock-up, each of such holders, during each month of the second year of the lock-up, with the prior written consent of the Company, which may be withheld, delayed, or denied for any reason or for no reason, may sell, pledge, hypothecate, or otherwise derive economic value from an amount of such shares equivalent to not more than five percent of the number of shares owned by each such holder. In the event any such holder does not sell five percent of such holder’s shares in any of such months (assuming permission has been so granted), such unsold shares may be sold in any future month without reducing such future month’s five percent allowance (assuming permission has been so granted).

The six holders of 2,822,494 shares of our Common Stock are subject to a six-month “lock-up” in favor of the “December Investors,” which lock-up expires on June 12, 2008. During such six-month period, without the prior written consent of the Company, which may be withheld, delayed, or denied for any reason or for no reason, the holders of such shares are precluded from selling, transferring, or otherwise disposing of any of such shares. During each of the six months following the expiration of such lock-up period, each of the holders of such shares may sell, pledge, hypothecate, or otherwise derive economic value from an amount of such shares equivalent to not more than five percent of the number of shares owned by each such holder. In the event any such holder does not sell five percent of such holder’s shares in any of such months (assuming permission has been so granted), such unsold shares may be sold in any future month without reducing such future month’s five percent allowance (assuming permission has been so granted). From and after the beginning of the 13th month, none of such holders is subject to any contractual limitations on the disposition of such shares.

Adoption of 2007 Incentive Plan

Venture’s board of directors and majority stockholders approved the adoption of the Venture Plan, and we absorbed the Venture Plan as a result of the Merger. The Venture Plan provides for the grant of stock options, stock appreciation rights, restricted stock, performance shares, and other share-based awards to directors, officers, other employees, consultants, agents, advisors, or independent contractors (“Third-Party Service Providers”) of ours and our affiliates and/or subsidiaries. There are currently approximately 15 employees (including all of our officers) who are eligible to participate in the Venture Plan. A total of 10,000,000 shares of our common stock will be available for issuance under the Venture Plan. Our Board believes that our interests and those of our stockholders are best served by approving the Venture Plan. The following summary description of the Venture Plan is qualified in its entirety by reference to the Venture Plan, a copy of which has been attached to this Current Report.

Purpose

The purpose of the Venture Plan is to provide a means whereby directors, officers, other employees and Third-Party Service Providers of the Company and its affiliates and/or subsidiaries develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and those of our stockholders. A further purpose of the Venture Plan is to provide a means through which the Company may attract able individuals to become employees, or to serve as directors, officers, or Third-Party Service Providers and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of us are of importance can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

Administration

The Venture Plan will be administered by the full Board or a committee designated by the Board to administer the plan (the “Committee”). All awards made to a director who is not an employee shall be determined by the Board. All awards intended to satisfy the requirements of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended from time to time (“Code”), as performance-based compensation must be determined by a Committee that is comprised solely of two or more outside directors. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the participants, the Company, and all other interested individuals.

Types of Awards

The Venture Plan permits the grant of: Cash-Based Awards, Nonqualified Options (“NQSO”), Incentive Options (“ISO”), Share Appreciation Rights (“SAR”), Restricted Shares, Restricted Share Units (“RSU”), Performance Shares, Performance Units (“PSU”), and Other Share-Based Awards.

Shares Available for Awards

No more than a total of 10,000,000 shares of stock may be granted to participants under the Venture Plan.

Annual Award Limits

The maximum aggregate number of shares of our common stock subject to options, including ISOs and NQSOs, granted in any one Venture Plan year to any one participant shall be 6,000,000 shares. The maximum number of shares subject to SARs granted in any one Venture Plan year to any one participant shall be 1,000,000 shares. The maximum aggregate grant with respect to awards of Restricted Shares and/or RSUs in any one Venture Plan year to any one participant shall be 1,000,000 shares. The maximum aggregate award of Performance Units or PSUs that any one participant may receive in any one Venture Plan year shall be 1,000,000 shares (if such award is payable in shares), or equal to the value of 1,000,000 shares. The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one participant in any one Venture Plan year may not exceed $500,000. The maximum aggregate grant with respect to Other Share-Based Awards in any one Venture Plan year to any one participant shall be 1,000,000 shares.

Share Usage

Shares covered by an award shall only be counted as used to the extent they are actually issued. Any shares related to awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for awards not involving shares, shall be available again for grant under the Venture Plan.

Eligibility

Individuals eligible to participate in this Venture Plan include all directors, officers, employees, and Third-Party Service Providers of the Company and its affiliates and/or subsidiaries.

Term of the Venture Plan

Unless sooner terminated as provided herein, the Venture Plan shall terminate on December 10, 2017. After the Venture Plan is terminated, no awards may be granted but awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Venture Plan’s terms and conditions.

Amendment and Termination of the Venture Plan

The Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Venture Plan and any award agreement in whole or in part. Our stockholders must approve of any repricing, replacing, regranting through cancellation, or lowering of the option price of a previously granted option or the grant price of a previously granted SAR.

Amendment

In the event of any corporate event (including, but not limited to, a change in the shares of the Company or the capitalization of the Company), or transaction, as described in the Venture Plan, in order to prevent dilution or enlargement of participants’ rights under the Venture Plan, the Committee shall substitute or adjust, as applicable, the number and kind of shares that may be issued under the Venture Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits, and other value determinations applicable to outstanding awards.

Term of the Options

Each option must terminate no more than ten years from the date it is granted (or five years in the case of ISOs granted to an employee who is deemed to own in excess of ten percent of the combined voting power of our outstanding equity stock).

Option Price

The option price (i.e., the price at which shares may be acquired upon exercise of the option) for each grant of an option under the Venture Plan shall be as determined by the Committee and shall be specified in the award agreement. The option price shall be: (i) based on 100% of the fair market value (“FMV”) of the shares on the date of grant or (ii) set at a premium to the FMV of the shares on the date of grant.

Option Exercise

Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each participant. Options shall be exercised by the delivery of a notice of exercise to the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of shares with respect to which the option is to be exercised, and accompanied by full payment for the shares.

Stock Appreciation Right

The Committee may grant a SAR (i) independently of any options, (ii) in connection with a related option, the exercise of which shall require forfeiture of the right to purchase a share under the related option, or (iii) any combination of these forms of SARs. Subject to the terms and conditions of the Venture Plan, the Committee shall have complete discretion in determining the number of SARs granted to each participant and, the terms and conditions pertaining to such SARs.

Restricted Shares and Restricted Share Units

Subject to the terms and provisions of the Venture Plan, the Committee, at any time and from time to time, may grant Restricted Shares and/or Restricted Share Units to participants in such amounts, and upon such terms, as the Committee shall determine. Restricted Share Units shall be similar to Restricted Shares except that no shares are actually awarded to the participant on the date of grant. Each certificate representing Restricted Shares granted pursuant to the Venture Plan must bear a legend identifying the share as subject to restrictions under the Venture Plan. Except as otherwise provided in the Venture Plan, Restricted Shares covered by each Restricted Share award shall become freely transferable by the participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse. Participants holding Restricted Shares granted hereunder may be granted the right to exercise full voting rights with respect to those shares during the period of restriction.

Performance Shares and Performance Share Units

The Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to participants in such amounts and upon such terms as the Committee shall determine. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the FMV of a share on the date of grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the participant.

Cash-Based Awards and Other Share-Based Awards

The Committee, at any time and from time to time, may grant Cash-Based Awards to participants in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine. The Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of this Venture Plan (including the grant or offer for sale of unrestricted shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Share-Based Award shall be expressed in terms of shares or units based on shares, as determined by the Committee. The Committee may establish performance goals in its discretion.

Performance-Based Awards

Certain awards granted to “covered employees” (as defined in Section 162(m) of the Code) under the Venture Plan may be granted in a manner such that the awards qualify as performance-based compensation and thus are exempt from the deduction limitation imposed by Section 162(m) of the Code. Awards shall only qualify as performance-based compensation if, among other things, at the time of grant the Committee is comprised solely of two or more “outside directors” (as such term is used in Section 162(m) of the Code and the Treasury Regulations thereunder). The Committee shall set performance goals at its discretion that, depending on the extent to which they are met, will determine the number and/or value of awards intended to qualify as performance-based compensation that will be paid out to the covered employees.

Non-Employee Director Awards

All awards to non-employee directors shall be determined by the full Board. The terms and conditions of any grant to any such non-employee director shall be set forth in an award agreement.

Dividend Equivalents

Any participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares that are subject to any award, to be credited as of dividend payment dates, during the period between the date the award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional shares by such formula and at such time and subject to such limitations as may be determined by the Committee (but subject to the provisions of Section 409A of the Code, if applicable).

Change in Control: Acceleration of Vesting

One or more awards may be subject to the terms and conditions set forth in a written agreement between the Company and a participant providing for different terms or provisions with respect to such awards upon a “Change of Control” of the Company (as that term may be defined in such written agreement), including but not limited to acceleration of benefits, lapsing of restrictions, vesting of benefits and such other terms, conditions or provisions as may be contained in such written agreement; provided, however, that such written agreement may not increase the maximum amount of such awards.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the Venture Plan. This summary is not an exhaustive description and does not describe all applicable federal, state or local tax laws.

Incentive Stock Options

A Venture Plan participant is not subject to federal income tax at the time of either the grant or the exercise of an ISO. In the year in which an ISO is exercised, however, the amount by which the fair market value of the shares of common stock received upon the exercise of an ISO exceeds the exercise price will constitute an adjustment to the option holder’s income in computing alternative minimum taxable income. Such adjustment could result in the imposition of, or increase the amount of, the option holder’s “alternative minimum tax” under the Code, as amended. If an option holder does not dispose of such shares of common stock within two (2) years after the ISO was granted or one (1) year after the ISO was exercised, whichever is later (any disposition within those periods is a “disqualifying disposition”), then any gain or loss recognized upon such disposition generally will be treated as long-term capital gain or loss. In such event, the Company will not receive a tax deduction on either the exercise of the ISO or on the sale of the underlying common stock.

If an option holder makes a “disqualifying disposition,” the option holder will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the common stock on the date the ISO is exercised minus the exercise price, or (ii) the sales price received by the option holder on the disposition of such common stock minus the exercise price. In such event, we will be entitled to a deduction in an amount equal to the ordinary income recognized by the option holder. If a sale is a disqualifying disposition, the option holder also may realize short-term or long-term capital gain or loss, if such shares constitute capital assets in an option holder’s hands. The gain or loss will be measured by the difference between the fair market value of the shares on the date of exercise of the ISO and the sales price of the shares.

For purposes of the alternative minimum tax, or AMT, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price generally will be an adjustment included in the optionee’s AMT income. If there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for AMT purposes with respect to the share. If there is a disqualifying disposition in a later year, no income is included in the optionee’s AMT for that year. For cap AMT purposes, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for AMT purposes.

Non-Qualified Stock Options

No income is realized by an option holder upon the grant of an NQSO. Upon the exercise of an NQSO, however, the amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price will be taxed as ordinary income to an option holder and the Company will be entitled to a deduction in an equal amount. Such amount will not be an adjustment to income in computing alternative minimum taxable income. Upon subsequent sales of common stock received upon exercise of NQSO’s, an option holder may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets for the option holder. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose will be the sum of the exercise price and the amount of ordinary income realized by the option holder as a result of such exercise.

Restricted Stock

A participant who has been awarded Restricted Shares will not realize taxable income at the time of the award, and the Company will not be entitled to a deduction at that time; provided, however, that the participant may elect to treat the value of the shares as income at the time of receipt (without regard to restrictions) by filing with the IRS (with a copy to us) an election under Section 83(b) of the Code no later than thirty days after the issuance date. When the restrictions on the Restricted Shares lapse, the participant will have ordinary income and the Company will have a corresponding deduction. The measure of such income and deduction will be the fair market value of the shares at the time the restrictions lapse.

Share Appreciation Rights and Performance Units

No income is realized by a holder of a SAR or PSU at the time the SAR or PSU is granted; however, upon exercise, the amount of cash or the fair market value of the shares of Common Stock received will be taxable as ordinary income to the holder thereof and the Company will be entitled to a deduction in an equal amount.

With respect to tandem stock appreciation rights, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option.

$1,000,000 Compensation Limit

The Code limits the deductibility (under certain circumstances) of compensation that exceeds $1,000,000 annually that is paid by the Company to the Chief Executive Officer and the next three most highly compensated executive officers (other than the principal financial officer) as determined at the end of the Company’s taxable year. The Code and the regulations promulgated thereunder provide certain exclusions from the amounts included in the $1,000,000 limitation, including compensation that is “qualified performance-based compensation” within the meaning of the regulations. The Venture Plan generally is intended to satisfy the requirements set forth in the regulations with respect to “qualified performance-based compensation” with respect to options that are exercisable at an exercise price of not less than 100% of the fair market value of a share of common stock on the date of grant. However, if an option is exercisable at a price less than 100% of the price of a share of common stock on the date of grant, the compensatory element of such NQSO (i.e., the excess of such fair market value over the exercise price) will not constitute “qualified performance-based compensation,” unless the exercise of options is contingent upon the attainment of pre-established performance goals.

Miscellaneous

The Venture Plan is not qualified under Section 401 of the Code. In addition, the Venture Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Venture Plan is not intended to be a funded plan.

Lock-Up

The common stock to be issued upon exercise of such options are subject to a two-year “lock-up” in favor of the “December Investors,” which lock-up expires on December 12, 2009. During such two-year period (beginning on the date of the grant of such options), without the prior written consent of the Company, which may be withheld, delayed, or denied for any reason or for no reason, the holders of such shares (if option is exercised) are precluded from selling, transferring, or otherwise disposing of any of such shares. Notwithstanding the term of such lock-up, each of such holders, during each month of the second year of the lockup, with the prior written consent of the Company, which may be withheld, delayed, or denied for any reason or for no reason, may sell, pledge, hypothecate, or otherwise derive economic value from an amount of such shares equivalent to not more than five percent of the number of shares owned by each such holder. In the event any such holder does not sell five percent of such holder’s shares in any of such months (assuming permission has been so granted), such unsold shares may be sold in any future month without reducing such future month’s five percent allowance (assuming permission has been so granted).

CUSIP Number

In connection with the Merger and the related name change of our Company to “Purple Beverage Company, Inc.”, we applied for, and received, a new CUSIP number for our common stock. Our CUSIP number changed from 75644R 10 4 to 746387 10 9.

PART II

Item 1. Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

Our common shares are not listed on any stock exchange, but are quoted on the OTC Bulletin Board under the symbol “REDZ.” We have filed the requisite paperwork for a new symbol, and we expect to receive the new symbol within 10 business days. The following table sets forth the high and low bid information for our common stock for each quarter since April 3, 2007, when bids became first available, as reported by Pink Sheets LLC. The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions, and do not necessarily reflect actual transactions:

2007	LOW	HIGH

Quarter ended September 30, 2007	$0.05	$0.05
Quarter ended June 30, 2007 (beginning April 3, 2007)	$0.05	$0.05

As of December 12, 2007, the closing sales price for shares of our common stock was $0.00 per share on the OTC Bulletin Board.

The approximate number of stockholders of record at December 12, 2007 was 112. The number of stockholders of record does not include beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

We have declared no dividends on our common shares and are not subject to any restrictions that limit such ability. Dividends are declared at the sole discretion of our Board of Directors. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Item 2. Legal Proceedings.

We are not currently a party to any legal proceedings.

Item 3. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

At Closing, we dismissed Mendoza Berger & Company, LLP (“Mendoza”) as our principal accountant effective on such date, and we appointed Sherb & Co., LLP (“Sherb”) as our new principal accountant. Mendoza’s report on our financial statements for fiscal years 2005 and 2006 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern. The decision to change accountants was recommended and approved by our Board of Directors.

During fiscal years 2005 and 2006, and the subsequent interim period through Closing, there were no disagreements with Mendoza on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Mendoza, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report, nor were there any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

We engaged Sherb as our new independent accountant as of Closing. During fiscal years 2005 and 2006, and the subsequent interim period through Closing, we nor anyone on our behalf engaged Sherb regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-B.

We have requested Mendoza to furnish us with a letter addressed to the Commission stating whether it agrees with the statements made by us in this Current Report, and, if not, expressing the respects in which it does not agree.

Item 4. Recent Sales of Unregistered Securities.

See Item 3.02 of this Form 8-K/A, which describes sales of unregistered securities in connection with the Merger, a lock-up agreement, and certain registration rights.

Item 5. Indemnification of Directors and Officers.

Under our Amended Articles of Incorporation, no director or officer will be held personally liable to us or our stockholders for damages of breach of fiduciary duty as a director or officer unless such breach involves intentional misconduct, fraud, a knowing violation of law, or a payment of dividends in violation of the law. Under our Bylaws, directors and officers will be indemnified to the fullest extent allowed by the law against all damages and expenses suffered by a director or officer being party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative. This same indemnification is provided pursuant to Nevada Revised Statutes, Chapter 78, except the director or officer must have acted in good faith and in a manner that he believed to be in our best interest, and the stockholders or the board of directors unless ordered by a court, must approve any discretionary indemnification.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

VENTURE BEVERAGE COMPANY, INC.
INDEX TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

CONTENTS

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Balance Sheet at September 30, 2007	F-3

Statement of Operations -
For the period from May 8, 2007 (Inception) to September 30, 2007	F-4

Statement of Changes in Stockholders’ Deficiency -
For the period from May 8, 2007 (Inception) to September 30, 2007	F-5

Statement of Cash Flows -
For the period from May 8, 2007 (Inception) to September 30, 2007	F-6

Notes to Financial Statements	F-7 to F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders:
Venture Beverage Company, Inc.
Fort Lauderdale, Florida

We have audited the accompanying balance sheet of Venture Beverage Company, Inc. as of September 30, 2007, and the related statements of operations, changes in shareholders’ deficiency and cash flows for the period from May 8, 2007 (Inception) to September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Venture Beverage Company, Inc. as of September 30, 2007, and the results of its operations and its cash flows for the period from May 8, 2007 (Inception) to September 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced net losses since inception. The Company’s financial position and operating results raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida
December 3, 2007

VENTURE BEVERAGE COMPANY, INC.
BALANCE SHEET
SEPTEMBER 30, 2007

ASSETS
CURRENT ASSETS:
Cash	$69,890
Accounts receivable, net of allowance
for doubtful accounts of $0	78,866
Inventories	145,941
Prepaid expense and other current assets	19,822

Total current assets	314,519

PROPERTY AND EQUIPMENT, net	10,232

Total assets	$324,751

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Convertible notes payable, net	$594,772
Accounts payable	30,880
Accrued expenses	25,672

Total liabilities	651,324

STOCKHOLDERS' DEFICIENCY:
Common stock, $.001 par value, 100,000,000 shares authorized;
10,915,880 shares issued and outstanding	10,916
Additional paid-in capital	675,549
Accumulated deficit	(1,013,038)

Total stockholders' deficiency	(326,573)

Total liabilities and stockholders' deficiency	$324,751

See notes to financial statements.

VENTURE BEVERAGE COMPANY, INC.
STATEMENT OF OPERATIONS
For the Period from May 8, 2007 (Inception) to September 30, 2007

Net sales	$111,343

Cost of sales	96,689

Gross profit	14,654

Operating expenses:
Compensation expense	8,717
Advertising and marketing	184,846
Professional fees	65,023
Consulting fees	380,676
Other selling, general and administrative	192,066

Total operating expenses	831,328

Loss from operations	(816,674)

Other expense:
Interest expense	(196,364)

Total other expense	(196,364)

Net loss	$(1,013,038)

See notes to financial statements.

VENTURE BEVERAGE COMPANY, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
For the Period from May 8, 2007 (Inception) to September 30, 2007

	Common Stock, $.001 Par Value		Additional		Total
	Number of		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficiency

Balance, May 8, 2007 (Inception)	-	$-	$-	$-	$-

Common stock issued to founder	8,187,946	8,188	-	-	8,188

Common stock issued for services	2,356,611	2,357	-	-	2,357

Common stock issued for cash	205,882	206	349,794	-	350,000

Common stock issued in connection with notes payable	165,441	165	281,085	-	281,250

Fair value of warrants granted in connection with
notes payable	-	-	44,670	-	44,670

Net loss for the period	-	-	-	(1,013,038)	(1,013,038)

Balance, September 30, 2007	10,915,880	$10,916	$675,549	$(1,013,038)	$(326,573)

See notes to financial statements.

VENTURE BEVERAGE COMPANY, INC.
STATEMENT OF CASH FLOWS
For the Period from May 8, 2007 (Inception) to September 30, 2007

Cash flows from operating activities:
Net loss	$(1,013,038)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation	1,105
Stock based compensation and consulting	10,545
Amortization of debt discount	170,692
Changes in assets and liabilities:
Accounts receivable	(78,866)
Inventories	(145,941)
Prepaid expense and other current assets	(19,822)
Accounts payable	30,880
Accrued expenses	25,672

Total adjustments	(5,735)

Net cash used in operating activities	(1,018,773)

Cash flows from investing activities:
Purchase of property and equipment	(11,337)

Net cash flows used in investing activities	(11,337)

Cash flows from financing activities:
Proceeds from notes payable	750,000
Proceeds from sale of common stock	350,000

Net cash flows provided by financing activities	1,100,000

Net increase in cash	69,890

Cash - beginning of period	-

Cash - end of period	$69,890

Supplemental disclosure of cash flow information:
Cash paid for :
Interest	$-
Income taxes	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Fair value of common stock and warrants issued in connection
with the issuance of notes payable	$325,920

See notes to financial statements.

VENTURE BEVERAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 -	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Venture Beverage Company, (the “Company”), was incorporated in the State of Nevada on May 8, 2007. The Company develops, markets, and distributes a unique beverage product. The following summarize the more significant accounting and reporting policies and practices of the Company:

Use of Estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, include the stock-based compensation, valuation of debt discounts, and the useful life of property and equipment.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

The Company places its cash with high credit quality financial institution. Account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. For the period ended September 30, 2007, the Company has not reached bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Accounts Receivable

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

VENTURE BEVERAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 -	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Inventories are stated at the lower of cost or market utilizing the first-in, first-out method and consist of raw materials related to the Company’s products. The Company writes down inventory for estimated obsolescence or unmarketable inventory based upon assumptions and estimates about future demand and market conditions. If actual market conditions are less favorable than those projected by the Company, additional inventory write-downs may be required.

Property and Equipment

Property and equipment are carried at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the period ended September 30, 2007.

Income Taxes

Under the asset and liability method of FASB Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company's opinion it is likely that some portion or the entire deferred tax asset will not be realized.

VENTURE BEVERAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 -	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”.  In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.
The following policies reflect specific criteria for the revenues stream of the Company:

The Company generates revenue from the sale of its beverage products. Revenues from the sale of these items are recognized upon delivery of the product to the customer.

Consideration given by the Company to a customer (including a reseller of the Company’s products) such as slotting fees is accounted for as a reduction of revenue when recognized in the Company’s income statement.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, inventories, accounts payable and accrued expenses, and notes payable approximate their fair market value based on the short-term maturity of these instruments.

Stock Based Compensation

The Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“SFAS No. 123R”). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognized the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements. For the period from May 8, 2007 (Inception) to September 30, 2007, the Company did not grant any stock options.

VENTURE BEVERAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 -	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Non-Employee Stock-Based Compensation

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue (“EITF”) 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”).

Advertising

Advertising is expensed as incurred. Advertising expenses for the period from May 8, 2007 (Inception) to September 30, 2007 totaled $119,829.

Shipping costs

Shipping costs are included in other selling, general and administrative expenses and totaled $27,779 for the period from May 8, 2007 (Inception) to September 30, 2007.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and notes payable. The Company's investment policy is to invest in low risk, highly liquid investments. The Company does not believe it is exposed to any significant credit risk in its cash investment.

The Company performs on-going credit evaluations of its customer, and, generally, does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management’s expectations.

Concentration of suppliers

At September 30, 2007, approximately 100% of the Company’s raw materials were purchased primarily from two vendors. Management believes that similar raw materials would be available from other sources for all raw materials with the exception of one.

Concentration of sales and accounts receivable

At September 30, 2007, one customer accounted for approximately 100% of the Company’s sales and accounts receivables.

VENTURE BEVERAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 -	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this interpretation will have a material impact on its financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company’s financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a Company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have an impact on the Company’s financial statements.

VENTURE BEVERAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 -	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In December 2006, FASB Staff Position No. EITF 00-19-2, “Accounting for Registration Payment Arrangements,” was issued. The FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.” The Company believes that its current accounting is consistent with the FSP.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115”, under which entities will now be permitted to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 157. The Company is currently assessing the impact, if any, the adoption of SFAS 159 will have on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 2 -	GOING CONCERN CONSIDERATIONS

The accompanying financial statements are prepared assuming the Company will continue as a going concern. At September 30, 2007, the Company had an accumulated deficit of $1,013,037, and a working capital deficiency of $336,805. Additionally, for the period from May 8, 2007 (Inception) to September 30, 2007, the Company incurred net losses of $1,013,037, and had negative cash flows from operations in the amount of $1,018,773. The ability of the Company to continue as a going concern is dependent upon increasing sales and obtaining additional capital and financing. During the period ended September 30, 2007, the Company borrowed $750,000 for working capital purposes and sold common shares for net proceeds of $350,000. Management intends to attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The Company's limited financial resources have prevented the Company from aggressively advertising its products and services to achieve consumer recognition.

VENTURE BEVERAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 3 -	INVENTORIES

At September 30, 2007, inventories consisted of raw materials and amounted to $145,941.

NOTE 4 -	PROPERTY AND EQUIPMENT

At September 30, 2007, property and equipment consisted of the following:

	Estimated life
Computer equipment and office equipment	5 years	$11,337
Less: Accumulated depreciation		(1,105)
		$10,232

For the period from May 8, 2007 (Inception) to September 30, 2007, depreciation expense amounted to $1,105.

NOTE 5 -	CONVERTIBLE NOTES PAYABLE

Between May to July 2007, the Company issued unsecured convertible notes payable aggregating to $750,000. In connection with the issuance of these notes payable, the Company issued 165,441 shares of common stock and granted 88,233 warrants to investors exercisable at a price of $6.80 per share for a period of five years. The notes payable bear 12% interest per annum and mature on the earlier of December 29, 2007 or on the date of initial closing of subsequent financing of equity or debt securities with gross proceeds exceeding $2,500,000. However, if the Company does not become a public company by December 29, 2007, the note holder will receive a 100% return of the principal to be paid by June 30, 2008. Upon becoming a public company and for a period of six (6) months thereafter, the Company shall have the right, at its option at any time, or from time to time, to convert some or all of these notes payable with a convertible rate of $3.40 per share or up to 220,587 shares on a pro rata basis of the Company’s common stock, par value $0.001 per share. The Company recognized a total debt discount of $325,920 in connection with the issuance of these 12% notes payable.

Amortization of the debt discount amounted to approximately $170,692 during the period from May 8, 2007 (Inception) to September 30, 2007, and is included in interest expense. Accrued interest on the 12% notes payable amounted to approximately $25,672 as of September 30, 2007.

At September 30, 2007, notes payable consists of the following:

Convertible notes payable	$750,000
Less: unamortized discount on notes payable	(155,228)

Notes payable, net	$594,772

VENTURE BEVERAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 6 -	RELATED PARTY TRANSACTIONS

The Company is leasing its office space from a company owned by our chief executive officer for approximately $43,000 during the period from May 8, 2007 (Inception) to September 30, 2007. And does not owe any amount to such related party at September 30, 2007.

NOTE 7 -	INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has a net operating loss carry forward for tax purposes totaling approximately $813,000 at September 30, 2007, expiring through the year 2027. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carry forwards after a certain ownership shifts.

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the period ended September 30, 2007:

Period from May 8, 2007 (Inception) to September 30, 2007
Tax benefit computed at “expected” statutory rate	$(354,000)
State income taxes, net of benefit	(41,000)
Other permanent difference	4,000
Increase in valuation allowance	391,000
Net income tax benefit	$-

VENTURE BEVERAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 7 -	INCOME TAXES (continued)

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

September 30, 2007
Tax benefit of net operating loss carryforward	$391,000
Valuation Allowance	(391,000)
Net deferred tax asset recorded	$-

After consideration of all the evidence, both positive and negative, management has recorded a valuation allowance at September 30, 2007, due to the uncertainty of realizing the deferred income tax assets. The valuation allowance was increased by $391,000.

NOTE 8 -	STOCKHOLDERS’ DEFICIENCY

Common Stock

In May 2007, the Company issued 8,187,946 restricted shares of common stock to the founder of the Company. The Company valued these common shares at par value.

In May 2007, in connection with agreements, the Company issued in the aggregate of 529,409 restricted shares of common to various employees of the Company for services to be provided to the Company. The Company valued these common shares at par value on the date of issuance. In connection with the issuance of these shares, for the period ended September 30, 2007, the Company recorded stock based compensation expense of $529.

In May 2007, in connection with agreements, the Company issued in the aggregate of 1,827,202 restricted shares of common to various consultants of the Company for business advisory services to be provided to the Company. The term of these agreements ranges from 3 to 36 months. The Company valued these common shares at par value on the date of issuance. In connection with the issuance of these shares, for the period ended September 30, 2007, the Company recorded stock based consulting expense of $1,828.

VENTURE BEVERAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 8 -	STOCKHOLDERS’ DEFICIENCY (continued)

On September 7, 2007, the Company completed a private placement to accredited investors and received proceeds of $350,000 from the sale of units consisting in the aggregate of 205,882 shares of its common stock and warrants to purchase 205,882 shares of common stock. The warrants are exercisable at $6.80 per share for a term of five years.

Between May to July 2007, the Company issued unsecured notes payable aggregating to $750,000. In connection with the issuance of these notes payable, the Company issued 165,441 shares of common stock and granted 88,233 warrants to investors exercisable at a price of $6.80 per share. The shares were valued at the then recent contemporaneous offering price of $1.70 per share (see above) resulting in a value of $281,250 and was recognized as debt discount to be amortized over the term of the 12% notes payable.

Common Stock Warrants

Between May to July 2007, the Company granted 88,233 warrants to investors exercisable at a price of $6.80 per share in connection with the issuance of the 12% notes payable. The purchase warrants expire in five years from the date of the warrant. The Company valued these warrants utilizing the Black-Scholes options pricing model with the following assumptions: stock price of $1.70 per share, volatility of 68% (estimated using volatilities of similar companies), expected term of five years, and a risk free interest rate from 4.6% to 4.95% with a resulting value of approximately $0.51 or $44,700. The fair values of such warrants were recorded as debt discount to be amortized over the term of the 12% notes payable.

On September 7, 2007, in connection with a private placement, the Company granted 205,882 purchase warrants to investors. The warrants are exercisable at $6.80 per common share and expire in five years.

VENTURE BEVERAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 8 -	STOCKHOLDERS’ DEFICIENCY (CONTINUED)

Common Stock Warrants (continued)

A summary of the status of the Company's outstanding stock warrants as of September 30, 2007 and changes during the period then ended is as follows:

	Period Ended September 30, 2007
	Number of Warrants	Weighted Average Exercise Price
Balance at inception	-	$-
Granted	294,115	6.80
Exercised	-	-
Forfeited	-	-
Balance at end of period	294,115	$6.80

Warrants exercisable at end of period	294,115	$6.80
Weighted average fair value of warrants granted during the period		$0.51

The following table summarizes information about stock warrants outstanding at September 30, 2007:

Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding at September 30, 2007	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at September 30, 2007	Weighted Average Exercise Price
$6.80	294,115	4.88 Years	$6.80	294,115	$6.80

	294,115		$6.80	294,115	$6.80

NOTE 9 -	SUBSEQUENT EVENTS

In October 2007, the Company completed a private placement to accredited investors and received proceeds of $630,000 from the sale of units consisting in the aggregate of 370,587 shares of its common stock and warrants to purchase 370,587 shares of common stock. The Company’s founder contributed 370,587 shares owned by him to the Company in connection with this private placement. The warrants are exercisable at $6.80 per share for a term of five years.

VENTURE BEVERAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 9 -	SUBSEQUENT EVENTS (continued)

In November 2007, the Company agreed to issue 161,974 shares of common stock for advertising and promotional services in connection with a three year agreement. The Company’s founder contributed 53,991 shares owned by him to the Company in connection with this agreement. The Company valued these common shares at the fair market value on the date of grant at $1.70 per share or $275,356 based on the recent selling price of the Company’s common stock which has been recognize as advertising expense.

In December 2007, the Company amended the terms and provisions in connection with convertible notes payable of two debt holders. Under the terms of the amended convertible note agreement, the principal and accrued interest thereon will mature on March 31, 2008, and, in connection with such extension of terms, the Company issued an aggregate of 29,410 shares to such debt holders.

RED CARPET ENTERTAINMENT, INC.
PRO FORMA COMBINED FINANCIAL INFORMATION
SEPTEMBER 30, 2007
(UNAUDITED)

RED CARPET ENTERTAINMENT, INC.

Index to Unaudited Pro Forma Combined Financial Information

Pages

Introduction to Unaudited Pro Forma Combined Financial Information	F-21

Unaudited Pro Forma Combined Balance Sheet - September 30, 2007	F-22

Notes to Unaudited Pro Forma Combined Balance Sheet	F-23

RED CARPET ENTERTAINMENT, INC.
Introduction to Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined balance sheet is presented to illustrate the estimated effects of our acquisition Venture Beverage Company, Inc. (“Venture”) (the “Share Exchange Transaction”). We have derived our historical financial data for the nine months ended September 30, 2007 from our unaudited financial statements contained on Form 10-QSB as filed with the Securities and Exchange Commission. We have derived Venture’s balance sheet as of September 30, 2007 audited financial statements contained elsewhere in this Form 8-K/A. On December 12, 2007, Venture Beverage Company, Inc., a Nevada corporation (“Venture”), Red Carpet Entertainment, Inc., a Nevada corporation (“Red”), and a newly-created, wholly-owned subsidiary of Red, Purple Acquisition Corp., a Nevada corporation (the “Acquisition Subsidiary”), entered into an agreement and plan of merger (the “Merger Agreement”). The transactions contemplated by the Merger Agreement (the “Merger”) closed on December 12, 2007.

Pursuant to the Merger Agreement, Venture merged with and into the Acquisition Subsidiary, with Venture surviving. Immediately thereafter, Venture merged with and into Red, with Red surviving. In connection with the latter merger, Red changed its name to “Purple Beverage Company, Inc.” (“Purple”). As a result of the Merger, the former stockholders of Venture now hold approximately 68% of Red’s outstanding common shares.

The unaudited pro forma combined balance sheet as of September 30, 2007 assumes the Share Exchange Transaction was consummated as of September 30, 2007. The information presented in the unaudited pro forma combined balance sheet does not purport to represent what our financial position would have been had the Share Exchange Transaction occurred as of the dates indicated, nor is it indicative of our future financial position for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience after the Share Exchange Transaction.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma combined balance sheet should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of us and Venture.

Prior to December 12, 2007, we are an independent film production company that plans to develop, produce, market, and distribute low budget film and video productions. On December 12, 2007, we entered into a definitive Share Exchange Agreement to acquire Venture Beverage Company, Inc. (“Venture”) by acquiring all of the outstanding common stock of Venture in exchange for newly-issued stock to Ventures’ shareholders. On December 12, 2007, Venture became our wholly-owned subsidiary and Venture’s shareholders own the majority of the Company’s voting stock. To accomplish the Share Exchange, we issued an aggregate of 37,581,135 shares of our common stock in exchange for all of the issued and outstanding capital stock of Venture. The shares were issued pursuant to a claim of exemption under Section 4(2) of the Securities Act of 1933, as amended, for issuances not involving a public offering.

In connection with the Merger, on December 12, 2007, we issued an aggregate 37,581,135 of the Company’s common shares to the holders of the common stock of Venture, in exchange for their shares of common stock of Venture. For each share of the common stock of Venture, the holder thereof received 3.4 shares of the Company’s common shares.  After the Share Exchange, the Company will have 54,885,760 shares of common stock outstanding; Ventures’ shareholders will own 68% of our common stock, with the balance held by those who held shares prior to the Share Exchange. Therefore, the closing of the Share Exchange will cause a change in control.

RED CARPET ENTERTAINMENT, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
September 30, 2007

	Red Carpet	Venture Beverage
	Entertainment, Inc.	Company, Inc.
	September 30,	September 30,		Pro Forma Adjustments			Pro Forma
	2007	2007		Dr		Cr.	Balances
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash	$66,758	$69,890	(4)	$2,623,050		$-	2,759,698
Accounts receivable	-	78,866		-		-	78,866
Inventories	-	145,941		-		-	145,941
Prepaid expenses and other current assets	4,314	19,822		-		-	24,136

Total Current Assets	71,072	314,519		2,623,050		-	3,008,641

PROPERTY AND EQUIPMENT, net	-	10,232		-		-	10,232

OTHER ASSETS:
Film costs	5,500	-		-		-	5,500
Due from related parties	-	-		-		-	-
Deposits	300	-		-		-	300

Total Other Assets	5,800	-		-		-	5,800

Total Assets	$76,872	$324,751		$2,623,050		$-	$3,024,673

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Convertible notes payable, net	$-	$594,772.00		$-		$-	594,772
Accounts payable and accrued expenses	91,491	56,552		-		-	148,043

Total Liabilities	91,491	651,324		-		-	742,815

STOCKHOLDERS' EQUITY (DEFICIT):

Common stock ($.001 par value; 100,000,000 shares authorized;
3,842,500 shares issued and outstanding prior to merger;	3,842	10,916	(3)(5)	31,623	(1)(2)(4)	71,751	54,886
Additional paid-in capital	365,083	675,549	(1)(2)(5)	438,067	(3)(4)	2,637,445	3,240,010
Retained earnings (deficit)	(383,544)	(1,013,038)			(5)	383,544	(1,013,038)

Total Stockholders' Equity (Deficit)	(14,619)	(326,573)		469,690		3,092,740	2,281,858

Total Liabilities and Stockholders' Equity (Deficit)	$76,872	$324,751		$469,690		$3,092,740	$3,024,673

See accompanying notes to unaudited pro forma combined balance sheet.

RED CARPET ENTERTAINMENT, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
September 30, 2007

[1]
The Share Exchange Transaction is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, Red Carpet Entertainment, Inc. (the legal acquirer) is considered the accounting acquiree and Venture (the legal acquiree) is considered the accounting acquirer. The consolidated balance sheet of the combined entity will in substance be those of Venture, with the assets and liabilities, of Red being included effective from the date of consummation of the Share Exchange Transaction. Red is deemed to be a continuation of the business of Venture. The outstanding stock of Red prior to the Share Exchange Transaction will be accounted for at their net book value and no goodwill will be recognized.

[2]	To reflect the post split number of shares of common stock at par value in connection with the 8.25-for-1 forward split.

[3]	To reflect the cancellation of shares of common stock in connection with the Share Exchange Transaction.

[4]
To reflect the issuance of 6,030,000 shares of common stock to investors in connection with a private placement for a total gross proceeds of $3,015,000 which occurred simultaneous with the closing of the merger. Additionally, we paid 10% commission and 3% non accountable expenses to placement agent of $251,200 and 281,500 shares of common stock.

[5]	To recapitalize for the Share Exchange Transaction (or Reverse Merger).

Unaudited pro forma adjustments reflect the following transaction:

1)
Additional paid in capital	37,581
Common stock, at par		37,581
To reflect the issuance of 37,581,135 shares of common stock in connection with the share exchange agreement.

2)
Additional paid in capital	27,858
Common stock, at par		27,858
To reflect the post split number of shares of common stock at par value in connection with the 8.25-for-1 forward split.

3)
Common stock, at par	20,707
Additional Paid-in Capital		20,707
To reflect the cancellation of 20,707,500 shares of common stock in connection with the Share Exchange Transaction.

4)
Cash	2,623,050
Additional paid in capital		2,616,738
Common stock, at par		6,312
To reflect the issuance of 6,030,000 shares of common stock to investors in connection with a private placement for a total gross proceeds of $3,015,000 which occurred simultaneous with the closing of the merger. Additionally, we paid 10% commission and 3% non accountable expenses to placement agent of $251,200 and 281,500 shares of common stock.

5)
Capital stock-Venture	10,916
Additional Paid-in Capital	372,628
Retained earnings		383,544
To recapitalize for the Share Exchange Transaction (or Reverse Merger).

PART III

Item 1. Index to Exhibits

Exhibits are listed and described in Item 9.01 of this Form 8-K/A.

Item 3.02.  Unregistered Sales of Equity Securities.

In connection with the Merger, on December 12, 2007, we issued an aggregate of 37,581,135 shares of our common stock to Venture’s stockholders in exchange for their Venture common shares at the ratio of 3.4 shares of our common stock for each share of Venture common stock. The issuance was made pursuant to Rule 506 under Regulation D promulgated by the SEC. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made to 52 persons, 40 of whom were accredited investors and 12 of whom were non-accredited investors (all of whom received applicable disclosure materials), and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

Upon the closing of the Merger, we issued and sold an aggregate of 60.3 units of our securities to 27 U.S. investors and four non-U.S. Persons, as that term is defined in Rule 902 (k) of Regulation S as promulgated by the SEC (collectively, the “December Investors”), for the aggregate price of $3,015,000. Each unit (“Unit”) consisted of 100,000 shares of our common stock and 100,000 warrants to purchase an equivalent number of shares of our common stock. The purchase price of each Unit was $50,000.00. We intend to use the net proceeds of the offering for our general working capital purposes. In connection with such issuance, our placement agent received a 10 percent commission and a three percent non-accountable expense reimbursement on all of the domestic issuances and three of the non-U.S. issuances. The placement agent and an affiliate utilized five percent of the compensation for the purchase of 2.815 Units. Further, the placement agent received 450,400 warrants, each for the purchase of one share of our common stock, on the same terms as the aforementioned warrants. The issuances were made pursuant to Rule 506 under Regulation D promulgated by the SEC. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made to 31 persons or entities, each of which was an accredited investor, and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

Pursuant to various agreements with all but one of the former stockholders of Venture and all of the December Investors, such persons have agreed to various contractual provisions restricting the disposition of their shares of our common stock. Twenty of the former Venture stockholders, who own an aggregate of approximately 26.4 million shares of our common stock, have agreed not to sell or dispose for value any of their shares for the two-year period that commenced on the closing of the Merger. An additional 25 of the former Venture stockholders, who own an aggregate of approximately 7.8 million shares of our common stock, have agreed not to sell or dispose for value any of their shares for the one-year period that commenced on the closing of the Merger and, for the succeeding 12-month period, to sell no more than five percent of their holdings per month (subject to accumulation for those months in which they have not sold such amount). A further seven former Venture stockholders, who own an aggregate of approximately 2.8 million shares of our common stock, have agreed not to sell or dispose for value any of their shares for the six-month period that commenced on the closing of the Merger and, for the succeeding six-month period, to sell no more than five percent of their holdings per month (subject to accumulation for those months in which they have not sold such amount). All 31 of the December Investors and our placement agent, who own an aggregate of approximately 6.2 million shares of our common stock, have agreed not to sell or dispose for value any of their shares for the six-month period that commenced on the closing of the Merger and, for the succeeding six-month period, to sell no more than five percent of their holdings per month (subject to accumulation for those months in which they have not sold such amount).

Immediately following the closing of the Merger, we granted an aggregate 9,700,000 options to purchase an equivalent number of shares of our common stock to various of our employees and consultants under our Venture Plan. The grants were made pursuant to Rule 506 under Regulation D promulgated by the SEC. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the grants were made to 27 persons, five of whom were accredited investors and 22 of whom were non-accredited investors (all of whom received applicable disclosure materials), and (iii) transfer of the options was restricted in accordance with the requirements of the Securities Act of 1933 (including by legending of certificates representing the securities). The shares of our common stock underlying the options are subject to a two-year contractual restriction on their disposition, during the second year of which, with the Company’s consent, each optionee may sell certain of such shares, but no more than five percent of their holdings per month (subject to accumulation for those months in which they have not sold such amount).

Item 5.01.  Changes in Control of Registrant.

The Merger resulted in a change in control of Red on December 12, 2007. See Item 2.01 “Completion of Acquisition or Disposition of Assets” above.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Merger Agreement, concurrently with the closing of the Merger, Chris Johnson resigned as Red’s Director, President, Secretary, and Treasurer. Also on that date, Theodore Farnsworth was appointed as our President, Chief Executive Officer, and Chief Financial Officer. See Part I, Item 5 “Directors and Executive Officers, Promoters and Control Persons;” Part I, Item 6 “Executive Compensation;” and Item 2.01 “Completion of Acquisition or Disposition of Assets;” above.

On December 12, 2007, Mr. Farnsworth was appointed as a member of our board of directors. However, such director appointment will not be effective until at least ten days after an Information Statement is mailed or delivered to all of our stockholders in compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14(f)-1 thereunder. Mr. Johnson shall resign as director ten days after the filing of the Schedule 14f-1 with the SEC and its mailing to all of our stockholders of record as of such date. The Schedule 14f-1 was filed and mailed to our stockholders on December 12, 2007. A description of the newly appointed director can be found in Item 2.01 above, in the section titled “Directors and Executive Officers, Promoters and Control Persons.”

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We filed an Certificate of Change with the State of Nevada to effect an 8.25-for-1 split of our authorized and outstanding common shares, effective December 7, 2007. We filed a certificate of merger to effect the merger of our wholly owned subsidiary, Purple Beverage Company, Inc. (formerly known as Venture Beverage Company, which Purple Acquisition Corp. merged into) with and into the Company, effective December 12, 2007. In connection with that merger, the Company changed its name to Purple Beverage Company, Inc. Additionally, because the Merger is deemed to be a reverse acquisition, we have adopted the September 30 fiscal year-end of Venture. Our predecessor’s fiscal year-end was December 31. Our next period filings will be our Quarterly Report on Form 10-QSB as of the quarter-ended December 31, 2007.

Item 5.06.  Change in Shell Company Status.

As the result of the completion of the Mergers, Red is no longer a shell company, as that term is defined in Rule 12b-2 under the Exchange Act. See Item 2.01 “Completion of Acquisition or Disposition of Assets” above.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements. See page F-1.

(b) Shell Company Transactions. See (a) above.

(c) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among Red Carpet Entertainment, Inc., Venture Beverage Company, and Purple Acquisition Corp., dated December 12, 2007

3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 of Red’s Registration Statement on Form SB-2 filed on December 28, 2006

3.2*	Certificate of Change in number of authorized shares as filed with the Secretary of State of the State of Nevada on December 7, 2007

3.3*	Articles of Merger as filed with the Secretary of State of the State of Nevada on December 12, 2007

3.4*	Articles of Merger as filed with the Secretary of State of the State of Nevada on December 12, 2007

3.5	Bylaws of the Company, incorporated by reference to Exhibit 3.2 of Red’s Registration Statement on Form SB-2 filed on December 28, 2006

10.1*	Employment Agreement with Theodore Farnsworth, dated as of December 12, 2007

10.2*	Venture 2007 Incentive Plan

10.3*	Form of Nonqualified Stock Option Award Agreement under the 2007 Incentive Plan

10.4*	Form of Lock-Up Agreement, dated as of December 12, 2007, by and between the Company and each of certain stockholders.

10.5*	Form of Subscription Agreement, dated as of May 10, 2007, by and between Venture and each of certain stockholders.

10.6*	Form of Common Stock Purchase Warrant, dated between May 17 and October 24, 2007, by and between Venture and each of certain stockholders.

10.7*	Form of Subscription Agreement, dated as of December 12, 2007, by and between the Company and each of certain stockholders.

10.8*	Form of Common Stock Purchase Warrant, dated as of December 12, 2007, by and between the Company and each of certain stockholders.

10.9*	Repurchase Agreement, by and between the Company and Christopher and Lissa Johnson, dated as of December 12, 2007

99.1*	Press release, dated December 13, 2007

99.2*	Press release, dated December 13, 2007

* attached hereto

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the informational requirements of the Securities Exchange Act, we file reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at its Public Reference Room, located at 100 F Street, N.E. Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.  In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC also maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

PURPLE BEVERAGE COMPANY, INC.

Date: December 17, 2007	By:	/s/ Theodore Farnsworth
Theodore Farnsworth
Chief Executive Officer